Exhibit 99.1

CVSL ANNOUNCES TWO ADDITIONAL DIRECTORS

ROY G. C. DAMARY AND DR. BERNARD IVALDI ELECTED TO BOARD

For Immediate Release

(Dallas, TX, July 11, 2014) — CVSL Inc. [OTC QX: CVSL] announced today that Roy G.C. Damary and Dr. Bernard Ivaldi have agreed to serve on the company’s board of directors.  They were elected by the board on July 9.

“We are delighted that Roy Damary and Bernard Ivaldi will be bringing their long and distinguished international experience in business and academia to CVSL’s board of directors, particularly their understanding of the dynamics of global commerce,” said John Rochon, CVSL’s Chairman.  “Adding these two distinguished leaders to our board reinforces CVSL’s strategy of being a company with broad international expertise.”

Roy G.C. Damary:

Mr. Damary combines a wide range of academic activities with global business experience.  He began his professional career as a research engineer and then techno-economic specialist at the Battelle Institute in Geneva, Switzerland.  From 1984 to 1994 he created and headed the MBA program at Webster University’s Geneva campus.

He is President of the INSAM Foundation in Geneva, head of business studies at Robert Kennedy College, Switzerland, and is honorary professor at the Ural State Forest Engineering University of Ekaterinburg, Russia.

He owns Technomic Consultants SA, which provided industrial marketing consultancy for 25 years before its reorientation to management services for foreign-owned Swiss companies.  Mr. Damary is a British citizen residing in Geneva..  He is a member of the board of directors of CVSL AG and JRJR AG, in Luzern, Switzerland.

He holds an M.A. in Engineering Science with First Class Honours from Oxford University (1966), an M.B.A. with High Distinction (Baker Scholar) from Harvard Business School (1974) and a Ph.D. from Lausanne University (2000).

Bernard Ivaldi, Ph.D.:

Dr. Ivaldi has for more than 40 years held a variety of senior positions in business, law and academia in the United States and Europe.

A French citizen and a resident of Switzerland, Dr. Ivaldi serves as chairman of Tatiana Faberge SA (Switzerland); he has served as chairman of Laboratories Helvetica Pharma SA (Switzerland); administrator of Lalive & Partners Attorneys at Law (Switzerland); director of Webster University in Geneva, Switzerland; and director general of The International School of Geneva.

Dr. Ivaldi has traveled extensively, lecturing and assisting at international conferences.  He has broad experience in the fields of administration, financial management, personnel management and training.  He serves on several governing boards and has organized many conferences and seminars.

He has participated in numerous evaluations and accreditations of schools, universities and educational institutions in the United States, Europe and Russia.  He is a former chairman of the International Schools Association, an international NGO with consulting status to UNESCO and ECOSOC.

In 1994 he founded BI Conseil and Associates, specializing in the audit of corporations and educational institutions, company management and financial and human resources.

For the past 20 years he has consulted extensively with multinational companies and educational institutions in Europe, the United States, South America and Australia.  He served as director general of the Neuromedia Group SA in Belgium, which consists of multimedia companies providing interactive solutions.  He is currently president of FEBP, a Swiss foundation promoting business ethics.  He is a member of the boards of CVSL AG and JRJR AG in Luzern, Switzerland.

Dr. Ivaldi is fluent in French, Italian and English.  He earned a Ph.D. degree from Columbia Pacific University and was a Doctoral Fellow in bilingual education at New York University.  He was awarded a Maitrise de Linguistique Generale (honors) by the University of Nice, France.

About CVSL

CVSL (www.cvsl.us.com) is a growing group of micro-enterprise companies that connect social media networks into an ever-expanding virtual “community” of social commerce. CVSL companies currently include The Longaberger Company, a 40-year old maker of hand-crafted baskets and other home décor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women as well as home security systems; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line sold under the Ageless brand, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; and Uppercase Living, which offers an extensive line of customizable vinyl expressions for display on walls in the home.  In addition, CVSL and Golden Girls, a purchaser of gold and tradable jewelry, have signed a definitive purchase agreement, which is subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,”

“continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Such statements include statements regarding the expected contribution of Messrs. Damary and Ivaldi Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties, and other factors outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q, including the Quarterly Report filed with the Securities and Exchange Commission  for the quarter ended March 31, 2014, and those risks discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

CVSL Media Contact:  Russell Mack (rmack@cvsl.us.com)

CVSL Investor Relations Contact:  Scott Pumper (scottp@cvsl.us.com)